Exhibit 10.24

SCHEDULE I

CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3

Baxter, Warner L.	Moehn, Michael
Cisel, Scott A.	Naslund, Charles D.
Cole, Daniel F.	Nelson, Gregory L.
Heflin, Adam C.	Sullivan, Steven R.
Lyons, Martin J.	Voss, Thomas R.
Mark, Richard J.

Benefit Level - 2

Barnes, Lynn M.	Nelson, Craig D.
Birdsong, Jerre E.	Ogden, Stan E.
Birk, Mark C.	Pate, Ron D.
Borkowski, Maureen A.	Power, Joseph M.
Brawley, Mark	Reasoner, Cleveland O. *
DeGraw, Kevin	Schepers, David J.
Diya, Fadi M.	Schukar, Shawn E.
Foss, Karen C.	Serri, Andrew M.
Glaeser, Scott A.	Sobule, James A.
Heger, Mary P. *	Steinke, Bruce A.
Iselin, Christopher A.	Wakeman, David N. *
Kidwell, Stephen M.	Weisenborn, Dennis W.
Lindgren, Mark C.	Wiseman, D. Scott *
Menne, Michael L.	Wood, Warren T. *
Mueller, Michael G.

*	Not eligible for excise tax gross-up provisions

Approved by:	/s/ Patrick T. Stokes	Date:	December 9, 2010

Patrick T. Stokes, Chairman, For the Human Resources Committee